FOR ANNUAL N-SARs ONLY

For the period May 31, 1998            Exhibit 77Q1

File No. 811-8229


	The Fund's Trust Instrument and By-Laws are incorporated by reference to its N-1A Registration Statement filed on May 28, 1998 via EDGAR (accession no. 0000898432-97-000294).

	The Fund's Investment Advisory and Administration Contract is incorporated by reference to its Pre-Effective Amendment No. 1 filed on October 16, 1997 via EDGAR (accession no. 0000898432-97-000442).